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                                EXHIBIT 10.71
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                                                                   EXHIBIT 10.71


February 22, 1996

                              via Federal Express
Anita Flenoy Rogers
Bradenton Broadcast Television Company, Ltd.
515 First Avenue East
Bradenton, Florida  34208

Dear Ms. Rogers:

This letter is provided by Paxson Communications of Tampa-66, Inc. ("Paxson 66") in connection with the Loan and Option Agreement (the "Option Agreement") dated as of December 17, 1993, by and between The Christian Network, Inc. ("CNI") and Bradenton Broadcast Television Company, Ltd. ("BBTC"). Pursuant to a Partial Assignment and Assumption Of Loan And Option Agreement dated as of June 15, 1994, by and between CNI and Paxson 66, CNI assigned all of its right, title, interest, benefits, obligations and burdens under the Option Agreement to Paxson 66.

Pursuant to Section 3.3 of the Option Agreement, we hereby provide notice that Paxson 66 intends to exercise the Option (as defined in the Option Agreement). Under Section 7.1 of the Option Agreement, the delivery of this notice requires Paxson 66 and BBTC promptly to prepare for filing with the Federal Communications Commission an appropriate application for FCC Consent (as defined in the Option Agreement).

Sincerely,


/s/ William L. Watson
--------------------------
William L. Watson
Assistant General Counsel

cc:  Alan C. Campbell, Esq.
     John R. Feore, Jr., Esq.

bcc: Lowell W. Paxson
     Anthony L. Morrison, Esq.